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ACL VARIABLE ANNUITY ACCOUNT 2
File No. 333-00519/811-07511

EXHIBIT INDEX

Exhibit 1:    Certificate establishing the ACL Variable Annuity
              Account 2 dated December 1, 1995.

Exhibit 4.1:  Form of Flexible Payment Deferred Annuity Contract.

Exhibit 5.1:  Application for American Centurion Life Variable
              Annuity (form 45055).

Exhibit 6.1:  Amended and Restated By-Laws of American Centurion
              Life.

Exhibit 6.2:  Amended and Restated Articles of Incorporation of
              American Centurion Life.

Exhibit 6.3:  Emergency By-Laws of American Centurion Life.

Exhibit 10:   Consent of Independent Auditors.

Exhibit 13: Copy of schedule for computation of each performance quotation.

Exhibit 14.1: Financial Data Schedule.

Exhibit 14.2: Power of Attorney to sign this Registration Statement dated December 22, 1995.